September 1, 2023

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re: Total Fund Solution

File no. 811-23724

Dear Sir or Madam:

We have read Exhibit 13(a)(4) of Form N-CSR of the Cromwell CenterSquare Real Estate Fund, Cromwell Marketfield L/S Fund, and Cromwell Foresight Global Sustainable Infrastructure Fund, each a series of Total Fund Solution, dated September 1, 2023, and agree with the statements concerning our Firm contained therein.

Very truly yours,

BBD, LLP

BBD, LLP

Certified Public Accountants

Accounting | Audit | Tax | Business Advisory

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